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                                                                   Exhibit 10.77

                              SEPARATION AGREEMENT

     This agreement ("Agreement") is made among Michael J. McGhan, an individual residing in Spring, Texas ("McGhan"), Hanover Compressor Company, a Delaware corporation ("HCC"), and Hanover Compression Limited Partnership ("Hanover Compression," and together with HCC, "Hanover") following significant negotiation by both parties, fully represented by counsel.

     WHEREAS, McGhan has served as the Chief Executive Officer and President of HCC since October 1991, and as a Director of HCC since March 1992;

     WHEREAS, McGhan is one of the founders of Hanover, which was founded in 1990;

     WHEREAS, McGhan has provided years of valuable service to Hanover;

     WHEREAS, today, HCC is a global market leader in full service natural gas compression and a leading provider of service, fabrication and equipment for contract natural gas application;

     WHEREAS, HCC believes it is currently the largest natural gas compressor company in the United States on the basis aggregate market horsepower;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Hanover and McGhan, intending to be legally bound, hereby agree as follows:

1. Effective Date. The Agreement will become final, binding and enforceable on August 1, 2002 (the "Effective Date").

2. Resignations. Hanover and McGhan have mutually determined that it is in the best interest of both parties to sever the current relationships with each other, including the employment relationships of McGhan with Hanover and its affiliates. Hanover agrees that McGhan may resign from employment, and McGhan hereby resigns as of the Effective Date from all positions he holds as an employee, agent, officer, director and/or representative of (i) HCC and its subsidiaries and affiliates (collectively, the "Hanover Entities") and (ii) any entity in which HCC may hold, directly or indirectly, any interest.

3.   Payments to McGhan.  Hanover agrees as follows:

          a. Within three (3) business days after the Effective Date, Hanover will deliver to McGhan a final paycheck for all wages earned through the Effective Date, plus three (3) weeks vacation, less any and all customary and usual deductions or withholdings.

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          b. Within thirty (30) days after the Effective Date, Hanover will reimburse McGhan for all necessary and reasonable expenses that McGhan has incurred on behalf of Hanover or any of its affiliates prior to the Effective Date, according to the standard policies and procedures of Hanover regarding reimbursement of such expenses.

          c. Hanover shall make the monthly payments specified in Paragraph 9.

          d. Except as otherwise specifically provided in this Agreement, McGhan will not be eligible to participate in or accumulate any credit under the provisions of any retirement plan, the vacation policy, or any other employee benefit plan or policy of Hanover as of the Effective Date. No further bonus will be paid to McGhan under any bonus plan or policy. It is understood that McGhan maintains the right to and ownership of all vested amounts in his name as of the Effective Date in any existing 401(k) plan, other pension or retirement plan maintained by Hanover.

4. Stock Options. It is expressly agreed that McGhan may exercise any unexercised vested outstanding options ("Stock Options") granted to McGhan pursuant to any of HCC's various stock option plans and stock option agreements between McGhan and HCC (such stock option plans and stock option agreements being herein collectively referred to as the "Stock Option Agreements"), but only in accordance with the terms and provisions of the operative Stock Option Agreement, including those provisions relating to termination of employment. Stock Options that have not vested before the Separation Date shall be forfeited. No further stock option awards, accruals, vesting, or payments of any kind will be made to McGhan for any plan year. In connection with any exercise of any Stock Options, McGhan shall first fully satisfy and fund HCC's tax withholding obligations, if any, that may arise in connection with McGhan's exercise of such Stock Option. In addition, McGhan agrees that (i) in connection with each exercise of any Stock Option, McGhan will immediately deliver the certificates evidencing the resulting shares of stock (the "Option Shares") to HCC in freely transferable form as collateral for the repayment of the Existing Loans (as defined below) together with such stock powers, financing statements and security agreements as HCC shall reasonably require to evidence and perfect a first priority security interest in the Option Shares and (ii) within five (5) business days after Hanover presents initial drafts to McGhan, McGhan will execute and deliver to HCC such security agreements and financing statements as HCC shall reasonably require to evidence and perfect a first priority security interest in any Option Shares that have been, or may in the future be, issued pursuant to the Stock Options (collectively the "2002 Stock Pledge Agreements"). All Option Shares shall secure the Existing Loans pursuant to the terms of the 2002 Stock Pledge Agreements and on terms consistent with this Agreement. The 2002 Stock Pledge Agreements shall include provisions that allow or require, as indicated below, the sale of all or a portion of the Option Shares covered thereby and the application of the resulting proceeds to the following in the following order of priority:

          a. First, at McGhan's option, to pay or prepay any principal or interest under the Existing Loans (as defined below);



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         b. Second, at the time of the last exercise (or lapse, if earlier) of the foregoing Stock Options, a determination shall be made of the federal income taxes that will accrue (at the maximum marginal federal income tax rate for the year 2002 for individuals filing jointly) as a result of the grant and exercise of the foregoing Stock Options (less the amount of required tax withholding by HCC) and a number of Option Shares having a market value at such time equal to the amount of such taxes, plus cost of sale, shall be released from the 2002 Stock Pledge Agreements and delivered to McGhan; and

         c. Third, at McGhan's option, the remaining Option Shares may be sold and the resulting proceeds, less actual cost of sale, shall be delivered to HCC as substitute cash collateral for the repayment of for the $1,700,000 Loan and the $500,000 Loan and deposited by HCC into an interest bearing depository account under the control of HCC (such sums being referred to herein as the "Cash Collateral"), with such interest to accrue in such account to McGhan.

5. Property. Except as otherwise provided herein, no equipment or materials or property owned by Hanover or McGhan shall be transferred between McGhan and Hanover. McGhan agrees that, on or prior to the Effective Date, McGhan will return or relinquish all Hanover credit cards, computers (including all files saved thereon), office space, furniture, equipment, files, books, and other company equipment, materials or property in his possession. McGhan is entitled to all of his personal property that is currently on Hanover premises, and Hanover agrees to return and relinquish the same.

6. Existing Loans. McGhan and wife, Ruth McGhan (collectively, "Makers"), agree as follows with respect to the three (3) loans evidenced by the following described Promissory Notes (collectively the "Existing Loans"):

         a. Promissory Note dated April 12, 2001 executed by Makers and payable to the order of Hanover Compression in the original principal amount of $1,700,000.00 as therein provided (the loan evidenced by such Promissory Note being herein referred to as the "$1,700,000.00 Loan");

         b. Promissory Note dated April 12, 2001 executed by Makers and payable to the order of Hanover Compression in the original principal amount of $500,000.00 as therein provided (the loan evidenced by such Promissory Note being herein referred to as the "$500,000.00 Loan"); and

         c. Unsecured Promissory Note dated January 29, 2002 executed by McGhan and payable to the order of Hanover Compression in the original principal amount of $400,000.00 as therein provided (the loan evidenced by such Promissory Note being herein referred to as the "$400,000.00 Loan").

         6.1 Status of Existing Loans. With respect to each of the Existing Loans, Makers represent and warrant to Hanover that (i) Makers do not have any right of offset or setoff against the payment of any such Existing Loan or any defenses to payment of such Existing Loan, and (ii) the Promissory Note evidencing such Existing Loan, as described above, has


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     not been modified or amended, represents the entire agreement between
     Makers and Hanover concerning such Existing Loan, is in full force and effect, is a valid and subsisting obligation of Makers and is enforceable in accordance with the its terms.

         6.2. Collateral Test. In the event the sum of the total of the following is ever less than seventy-five percent (75%) of the unpaid principal balance of all of the Existing Loans, plus unpaid accrued interest thereon, all of the Option Shares shall be sold and the resulting proceeds thereof less actual cost of sale, shall be delivered to HCC as substitute cash collateral for the repayment of the Existing Loans and deposited into an interest bearing account under the control of HCC, with interest to accrue in such account to McGhan: (i) the market value of any unexercised, unexpired Stock Options described in Paragraph 4 above, being an amount equal to the difference between the then market value of the shares of stock of HCC (based on the average closing price of HCC stock over the immediately preceding thirty (30) day period) and the purchase price under such Stock Options, less usual and customary cost of sale; (ii) the market value of any Option Shares (based on the average closing price of HCC stock over the immediately preceding thirty (30) day period) pledged as security for the Existing Loans in accordance in with the requirements of Paragraph 4 above; plus; (iii) the amount of any Cash Collateral pledged as security for the Existing Loans in accordance with the requirements of Paragraph 4 above. No sale pursuant to this paragraph shall occur until ten
     (10) business days after Hanover has provided McGhan with written notice of the shortfall in collateral, and only, then, if within such ten (10) day period McGhan fails to grant Hanover a properly perfected first security interest in additional collateral of the type described above sufficient to allow the above 75% test to be satisfied. The foregoing collateral test shall not take into account any other collateral securing the Existing Loans, including, but not limited to any real estate.

         6.3 Partial Release at Deed of Trust Liens. As provided in the Promissory Notes evidencing the $1,700,000 Loan and $500,000 Loan, Makers have agreed to secure such Existing Loans by a Deed of Trust and Security Agreement covering, among other property, Lot 25, Block 9, in Walden on Lake Conroe, Section 2, a subdivision in Montgomery County, Texas, according to map or plat thereof recorded in Cabinet A, Sheet 62 (formerly Volume 10, Page 18) of the Map Records of Montgomery County Texas, together with easement rights to that certain 0.083 acre tract line adjacent to such Lot 25, as set forth in Easement Agreement filed under Clerk's File No. 8941887 of the Real Property Records of Montgomery County, Texas (collectively herein referred to as the "Montgomery County Property" and such Deed of Trust and Security Agreement being herein referred to as the "McGhan Deed of Trust"). Hanover agrees that upon payment by Makers to Hanover of a prepayment of principal on the $1,700,000 Loan or $500,000 Loan, or any combination thereof, in an amount equal to $500,000, Hanover will release the Montgomery County Property from the liens and security interest granted to Hanover in the McGhan Deed of Trust, but any such release shall not release any other liens or security interest securing the Existing Loans, including, but not limited to any liens or security interests against any other property covered by the McGhan Deed Trust or any replacement thereof.

          6.4. Further Assurances. Makers agree that they shall promptly execute and deliver all further agreements, and take all further action, that may be reasonably necessary or that Hanover may reasonably request, in order to further evidence the Existing Loans and/or the


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     liens, security interests, and assignments granted or purported to be granted as security for the Existing Loans and perfect and protect the same or to enable Hanover to exercise and enforce Hanover's rights and remedies thereunder. Without limiting the foregoing, Makers shall at Hanover's reasonable request: (i) execute security agreements, deeds of trust, financing statements, amendments and continuations of financing statements, assignments, notices, and such other documents and agreements as Hanover may reasonably request in order to perfect and preserve the liens and security interests granted or purported to be granted as security for the Existing Loans and (ii) use reasonable efforts to obtain any acknowledgements from the obligors under any instruments securing or purporting to secure the Existing Loans reasonably requested by Hanover to confirm the status of such instruments and verify the rights of Hanover. Makers also hereby authorize Hanover to execute on behalf of Makers, as debtor, and to file financing statements necessary or desirable in Hanover's sole discretion to perfect and to maintain the perfection and priority of Hanover's security interest in the collateral securing or purporting to secure the Existing Loans. Without limiting the foregoing, Makers agree that within five (5) business days after Hanover presents initial drafts to McGhan, Makers will properly execute, acknowledge and deliver to Hanover such deeds of trust and security agreements as Hanover shall reasonably require to grant Hanover valid and perfected deed of trust lien and security interest in the real property purported to be covered by the McGhan Deed of Trust.

7. Release and Waiver by McGhan. In partial exchange for the agreements of Hanover contained herein, McGhan, on behalf of himself, his heirs, executors, successors, administrators and assigns and subject to the provisions set forth below in this Paragraph 7, does hereby knowingly and voluntarily release, acquit and forever discharge Hanover, its officers, shareholders, employees, directors, attorneys, subscribers, parent companies, subsidiaries, affiliates, successors and assigns (collectively, the "Hanover Parties") from any and all claims, charges, complaints, grievances or promises of any and every kind, whether known or unknown, that are based upon facts occurring prior to the Effective Date of this Agreement, including but not limited to, the following: (a) any contractual claims arising under any written or oral agreements between McGhan and Hanover Entities, (b) any statutory claims under the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Civil Rights Acts of 1964 and 1991, the Employee Retirement Income Security Act, Chapter 451 of the Texas Labor Code, the Texas Payday Law, and/or the Texas Commission on Human Rights Act, or arising from any federal, state, or local statute, ordinance or regulation, (c) any tort or contract claims, (d) any claims, matters or actions related to McGhan's employment and/or affiliation with, or separation from Hanover. It is further agreed that, in the event Hanover initiates any claim, charge, complaint or grievance by Hanover against McGhan, other than a claim, charge, complaint or grievance regarding the obligations of McGhan or Makers under (a) this Agreement, (b) any of the Existing Loans, (c) the 2002 Stock Pledge Agreements or (d) any other instruments securing or executing in connection with the Existing Loans, the foregoing release of claims by McGhan shall be extinguished and no longer in effect to the extent necessary to defend or respond to such claim, charge, complaint or grievance, including any counterclaims, cross claims, demands or other actions. The above notwithstanding, it is expressly agreed that McGhan is not releasing and does not release or waive any right to (i) indemnification from any of the Hanover Entities, to the extent he is entitled to such indemnification under Delaware or applicable law, or the bylaws, charters or



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     partnership agreements of the Hanover Entities and (ii) from the D&O insurance carrier to the extent the McGhan is determined to be entitled to the benefits offered under any directors and officers insurance policy maintained by any of the Hanover Entities. In addition, Hanover agrees that attorneys' fees and expenses incurred by McGhan in defending civil or criminal actions as provided for under Section 7.1 of Hanover's bylaws (including proceedings prosecuted by the United States Securities and Exchange Commission) shall be advanced to McGhan; provided that McGhan's signature on this Agreement shall constitute an undertaking to reimburse such expenses as provided for in Section 7.1 of Hanover's bylaws.

8. Confidential Information. McGhan acknowledges that in the course of McGhan's employment by Hanover, McGhan had access to information relating to the business and affairs of the Hanover Entities, including, without limitation, trade secrets, designs, technology, processes, data, techniques, inventions (whether patentable or not), works of authorship, formulas, business and development plans, customer lists, software programs and subroutines, source and object code, algorithms, terms of compensation and personnel assessments of the Hanover Entities' employees, information regarding the Hanover Entities' facilities, processes, operating procedures, financial data, purchasing practices, marketing, management procedures, books and records, employee or personnel data, contractual arrangements or proposals, properties and business affairs of the Hanover Entities, as well as the Hanover Entities' business plans and budgets, information concerning the Hanover Entities' actual or anticipated business, research or development, and may have received information in confidence by or for any of the Hanover Entities from any other person (collectively "Confidential Information"). McGhan agrees that following the Effective Date, McGhan will not, at any time, directly or indirectly, for any reason whatsoever, with or without cause, unless pursuant to a lawful subpoena, disclose or disseminate any Confidential Information to any person or entity, nor will McGhan use any Confidential Information in competing with any of the Hanover Entities for any purpose. It is expressly understood that the Confidential Information covered by this paragraph includes only information that is confidential or proprietary information of one or more of the Hanover Entities and therefore does not include information which is available to the public. This provision may be specifically enforced by Hanover through an action at law or in equity at any time Hanover deems necessary.

9. Non-Competition. As partial exchange for the consideration referred to herein and in further consideration of the payment by Hanover to McGhan of $33,333.33 per month for a period of eighteen (18) months and pursuant to McGhan's recognition that a material part of Hanover's willingness to enter into this Agreement centers upon its concern that a breach of this Paragraph 9 by McGhan would materially damage the Hanover Entities, McGhan further agrees that from the Effective Date up to and including a two (2) year period following the Effective Date of this Agreement, McGhan will not, either directly or indirectly, for himself or on behalf of any other person, persons, company, partnership, corporation or business of whatever nature:

          a. except for the Permitted Activities (as defined below), engage in, carry on, or have a financial interest in (in any capacity whatsoever, including, without limitation, as an officer, director, shareholder, owner, partner, joint venturer,



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         manager, advisor, employee, independent contractor or consultant) the
         Applicable Businesses (as defined below) anywhere except Asia, due to the broad geographic nature of the Hanover Entities' business or otherwise compete with the Hanover Entities in the Applicable Businesses;

         b. employ any employee, consultant or independent contractor of any of Hanover, or solicit or call upon any person or entity who is, at that time, an employee, consultant or independent contractor of any of the Hanover Entities, for the purpose of or with the intent or effect of employing, contracting for services, or enticing such employee, independent contractor or consultant away from or out of the employ or contract with any of the Hanover Entities, whether through a Qualified Investment or otherwise, or

         c. call upon any person or entity which is, at that time, or which has been within one (1) year prior to that time, a customer of any of the Hanover entities for the purpose of proposing a Qualified Investment or soliciting, selling, leasing or outsourcing management of services or products relating to the Applicable Businesses anywhere except Asia.

     As referenced above, the "Applicable Businesses" will mean the hydrocarbon compression and hydrocarbon processing, treating, parts and services and production equipment businesses conducted by any of the Hanover Entities.

     Notwithstanding anything in subparagraph (a) of this Paragraph 9 to the contrary, McGhan may (i) acquire, for investment purposes only, not more than two percent (2%) of the capital stock of a business competing with Hanover, provided that such stock is traded on a national securities exchange, an automated quotation system, or over-the-counter, or (ii) after offering a Qualified Investment (as defined below) to HCC pursuant to the procedures set forth in this Paragraph 9, make a Qualified Investment (the activities described in clauses (i) and (ii) being collectively referred to as the "Permitted Activities").

     If, from the Effective Date up to and including the last day of the twenty-four (24) month period following the Effective Date of this Agreement, McGhan desires to make a Qualified Investment, McGhan shall give written notice to HCC at least thirty (30) days prior to the proposed date such Qualified Investment is to be consummated by McGhan (the "First Notice"). The First Notice shall contain a detailed description of the terms and timing of such Qualified Investment, the dollar amount of such Qualified Investment, and contact information for representatives of the entity or business in which such Qualified Investment is to be made, and shall be accompanied by written authorization from the Qualified Entity (as defined below) offering the Qualified Investment to Hanover in lieu of McGhan. McGhan hereby consents to HCC's contact with such representatives to the extent deemed necessary by HCC for its evaluation of the Qualified Investment. HCC shall have ten (10) days from the date of its receipt of the First Notice to notify McGhan in writing of Hanover's intention to make the Qualified Investment in lieu of McGhan making such investment (the "First Acceptance Notice"). If HCC shall deliver a First Acceptance


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     Notice to McGhan, the Qualified Investment shall not be considered a
     Permitted Activity, and McGhan hereby consents to Hanover's negotiation and consummation of such Qualified Investment on behalf of itself. If, however, HCC does not deliver an First Acceptance Notice within such ten (10)-day period, McGhan may continue to negotiate the terms of such Qualified Investment and shall give a second written notice to HCC (directed to the attention of the CEO office at least ten (10) days prior to the proposed date such Qualified Investment is to be consummated by McGhan (the "Second Notice"). The Second Notice shall contain updated versions of the information contained in the First Notice. HCC shall have five (5) days from the date of its receipt of the Second Notice to notify McGhan in writing of Hanover's intention to make the Qualified Investment in lieu of McGhan making such investment (the "Second Acceptance Notice"). If HCC shall deliver a Second Acceptance Notice to McGhan, the Qualified Investment shall not be considered a Permitted Activity, and McGhan hereby consents to Hanover's negotiation and consummation of such Qualified Investment behalf of itself. If, however, HCC shall not have delivered either a First Acceptance Notice within the ten (10)-day period described herein or a Second Acceptance Notice with the five (5)-day period described herein, the Qualified Investment shall be considered a Permitted Activity so long as it shall be consummated by McGhan under substantially the same terms as such Qualified Investment was presented to HCC on the proposed consummation date as stated in the Second Notice or within five (5) days thereafter (the "Deadline"). Any Qualified Investment not consummated by the McGhan on or prior to the Deadline shall not be considered a Permitted Investment unless re-offered to Hanover in accordance with the procedures specified in this Paragraph 9.

     For purposes of this Agreement, the term (i) "Qualified Investment" shall mean a passive investment, whether as a shareholder, limited partner, member, or other owner, in a Qualified Entity, and (ii) "Qualified Entity" shall mean any entity or business that (a) competes with any Hanover Entity anywhere, and (b) with respect to which (or its subsidiaries or affiliates), McGhan has no employment, consulting, contractor or management relationship.

     Should McGhan fail to perform any provision of this Agreement, including this Paragraph 9, then the payments provided for under this Paragraph 9 shall cease immediately. Notwithstanding the foregoing, Hanover agrees that prior to exercising the foregoing right to cease such payments on the basis of McGhan's perceived failure to perform any provision of this Agreement or instituting any proceedings for injunctive relief for such failure by McGhan, Hanover will first deliver written notice of such failure to McGhan and make reasonable efforts to have a senior officer of HCC meet with McGhan to discuss any alleged violation during the seven (7) day period immediately following the delivery of such notice. In the event at the expiration of such seven (7) day period Hanover still believes that McGhan has failed to perform any provisions of this Agreement, Hanover shall not be limited in exercising any rights available to Hanover for such failure, whether arising under this Agreement, at law or in equity.


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10.  Injunctive Relief. It is agreed by the parties that the foregoing covenants in Paragraph 9 impose a reasonable restraint on the McGhan in light of the activities and business of Hanover on the date of the execution of this Agreement. All of the covenants in Paragraph 9 shall be construed as an agreement independent of any other provision in this Agreement or any other relationship or dealings between the parties. Because of the difficulty of measuring economic losses to Hanover as a result of a breach of any covenant in Paragraph 9 above, and because of the immediate and irreparable damage that could be caused to Hanover for which they would have no other adequate remedy, McGhan agrees that in the event of an alleged breach by McGhan, the foregoing covenants may be enforced by Hanover by injunctions, restraining orders and other equitable actions.

11. Cooperation. McGhan agrees that he will act at all times hereafter in a manner consistent with the interests of Hanover with respect to their shareholders, customers, employees, agents, and lenders. Neither McGhan nor Hanover will defame or disparage each other. McGhan further agrees that he will provide reasonable cooperation to Hanover in response to reasonable requests made by Hanover in matters relating to internal investigations, external investigations, and/or judicial or administrative proceedings, including but not limited to, participating upon reasonable notice in conferences and meetings, making himself available upon reasonable notice of reasonable times for interviews, providing non-privileged documents or information, aiding in the analysis of documents, or complying with any other reasonable requests by Hanover including execution of such agreements as are reasonably necessary. Nothing in this paragraph is intended to constitute or be construed as a waiver of the attorney-client privilege or any other privileges that McGhan may be entitled to assert. This cooperation is an integral part of this Agreement. Hanover agrees that it will provide reasonable cooperation to McGhan in response to reasonable requests by McGhan in matters relating to internal investigations, external investigations, and/or judicial or administrative proceedings arising out of or relating in any way to any fact related to McGhan as an officer or director of Hanover which occurred prior to the Effective Date of this Agreement, including but not limited to providing non-privileged documents or information, aiding in the analysis of documents or complying with any other reasonable requests by McGhan.

12. Indemnification of Hanover. McGhan agrees to pay federal and state taxes, if any, that he is required by law to pay with respect to this Agreement. If McGhan fails to pay any required taxes with respect to this Agreement, McGhan agrees to indemnify and hold Hanover harmless from any claims, demands, deficiencies, levies, assessments, penalties or recoveries by any government or entity against McGhan for any amounts claimed due on account of McGhan's failure to pay any required taxes with respect to the amounts designated in this Agreement, including Hanover's reasonable attorneys' fees in any disputes related to those payments.

13. Consulting Services. For a period thirty-six (36) months from the Effective Date, the McGhan agrees to provide reasonable consulting services to Hanover that do not materially interfere with McGhan's business activities (the "Consulting Services"). McGhan shall provide the consulting services at the direction of the Chairman of the Board of Directors of Hanover. McGhan will be an independent contractor and is not authorized to represent any of the Hanover Parties. The McGhan shall be entitled to cease providing Consulting Services to Hanover by giving Hanover thirty (30) days prior written notice. In consideration for the


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     McGhan's agreement to provide Consulting Services, Hanover shall provide health and medical benefits to the McGhan and his family on a basis (and at a cost) substantially similar to those benefits provided to Hanover's employees. At such time as McGhan elects to terminate McGhan's obligations to provide Consulting Services, Hanover shall cease providing such health and medical benefits.

14. Acknowledgement. McGhan and Hanover acknowledge, represent and agree that they have been fully informed and are fully aware of their rights to discuss any and all aspects of this matter with an attorney of choice, that they have carefully read and fully understands all of the provisions of this Agreement, and that they accept the terms of this Agreement as fair and equitable under all the circumstances and voluntarily execute this Agreement.

15. Non-Admission. This Agreement is not an admission by McGhan or Hanover of any wrongdoing or liability.

16. No Future Employment. McGhan agrees to waive any right to reinstatement or future employment with any of the Hanover Entities following the Effective Date.

17. Entire Agreement. This Agreement sets forth the entire Agreement between McGhan and Hanover. Further, it supercedes and extinguishes any prior understandings or written or oral agreements between the parties. No one has promised McGhan or Hanover anything that is different from what is set forth in this Agreement. No other promises or agreements shall be binding upon McGhan or Hanover with respect to the subject matter of this Agreement unless separately agreed to in writing.

18. Assignment. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, legal representatives and assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party.

19. Controlling Law. This Agreement has been made in the State of Texas and Texas law applies to it. If any part is found to be invalid, the remaining parts of the Agreement will remain in effect as if there were no invalid part. Any suit, action or proceeding against any party to this Agreement shall be brought in any federal or state court located in the City of Houston, Texas, and each party hereby submits to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. McGhan and Hanover agree that this Agreement is intended to, and in all respects should be interpreted and enforced in a manner that renders it consistent with, and in no manner in violation of, the Sarbanes-Oxley Act of 2002.

20. Miscellaneous. McGhan agrees that, except as provided by this Agreement, he is not entitled to any income, payments, salaries, or other financial benefits from any of Hanover.

21. Notices. Except as otherwise specifically provided herein, notices and other communications provided for herein shall be in writing and shall be hand delivered or mailed;

     If to Hanover:                              With a Copy to:

     Hanover Compressor Company                  Hanover Compressor Company
     12000 N. Houston Rosslyn                    12000 N. Houston Rosslyn
     Houston, Texas 77086                        Houston, Texas 77086
     Attention:  Chief Executive Officer         Attention:  General Counsel

     If to McGhan:                               With a Copy to:

     Michael J. McGhan                           Eric J.R. Nichols
                                                 Beck, Redden & Secrest, L.L.P.
     --------------------------
     Houston, Texas                              1221 McKinney, Suite 4500
                    -----------
                                                 Houston, Texas 77010


22. Ruth McGhan has joined in the execution of this Agreement for purposes of evidencing her agreement to the terms of Paragraphs 6, 17, 18, 19 and 20.



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



                                            HANOVER COMPRESSOR COMPANY
/s/ Michael J. McGhan
-----------------------------------         By: /s/ Victor E. Grijalva
Michael J. McGhan                               --------------------------------
                                                [name]  Victor E. Grijalva
/s/ Ruth Lynn McGhan                            [title] President & Chief
-----------------------------------                     Executive Officer
Ruth McGhan

Date:  8/2/02                               Date:  8/5/02
     -----------------                           -------------

                                            HANOVER COMPRESSION LIMITED
                                            PARTNERSHIP

                                            By: /s/ John E. Jackson
                                                --------------------------------
                                                [name]  John E. Jackson

                                                [title] Chief Financial Officer

                                            Date:  8/5/02
                                                 -------------

                                            It is represented that the
                                            individual(s) signing above on
                                            behalf of Hanover Compressor Company
                                            and Hanover Compression Limited
                                            Partnership have full authorization
                                            to do so.

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